SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2006
CSX CORPORATION
(Exact name of issuer as specified in charter)

Virginia	1-8022	62-1051971
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)
500 Water Street, 15th Floor
Jacksonville, FL
(Address of principal executive offices)
32202
(Zip code)
(904) 359-3200
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 3, 2006, the Compensation Committee of the Board of Directors of CSX Corporation (“CSX”) approved and adopted the CSX 2006-2007 Long Term Incentive Plan (“2006-2007 LTIP”) and the CSX 2006-2008 Long Term Incentive Plan (“2006-2008 LTIP”), subject to shareholder reapproval of the CSX Omnibus Incentive Plan (“COIP”). The shareholders of CSX reapproved the COIP on May 3, 2006.
     The 2006-2007 LTIP and 2006-2008 LTIP (the “Plans”), which were adopted under the COIP, establish certain performance goals and award opportunities for certain CSX employees. The Plans seek to motivate and reward certain CSX employees through the issuance of Performance Grants pursuant to which payouts are made based on CSX’s attainment of a lower Operating Ratio. CSX’s Operating Ratio is defined as annual surface transportation operating expenses divided by surface transportation revenue of CSX’s rail and intermodal businesses and is calculated excluding non-recurring items. The Operating Ratio targets that determine payouts also vary based on the average cost of oil. Payouts of Performance Grants will be in the form of CSX common stock.
     Payouts of Performance Grants to named executive officers are determined using the same Operating Ratio targets, subject to adjustment based on an additional performance measure, earnings per share excluding non-recurring items, and the achievement of certain strategic initiatives.
     The Plans are attached hereto as Exhibit 10.1 and Exhibit 10.2.
Item 8.01. Other Events.
     On May 3, 2006, the shareholders of CSX approved certain amendments to the Amended and Restated Articles of Incorporation of CSX that add new articles that provide that any action on a matter involving the following items shall require the approval, by the affirmative vote, of a majority of the votes entitled to be cast thereon:
     (a) Any plan of merger or share exchange for which the Virginia Stock Corporation Act (“VSCA”) requires shareholder approval;
     (b) Disposition of assets of CSX for which the VSCA requires shareholder approval;
     (c) The dissolution of CSX; and
     (d) An affiliated transaction under the VSCA with interested shareholders, defined as those beneficially owning more than 10% of any class of the outstanding voting shares of CSX.
     A copy of the Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3(i).

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3(i)	Amended and Restated Articles of Incorporation

10.1	CSX 2006-2007 Long Term Incentive Plan.

10.2	CSX 2006-2008 Long Term Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

	By	/s/ Carolyn T. Sizemore

Carolyn T. Sizemore
Vice President and Controller

Date: May 9, 2006

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